                                                                     Exhibit 3.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                      ENDO PHARMACEUTICALS HOLDINGS INC.

          The undersigned, Jeffrey R. Black, certifies that he is the Chief Financial Officer and Senior Vice President of Endo Pharmaceuticals Holdings Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as follows:

          (1) The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 18, 1997;

          (2) This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "GCL"); and

          (3) The text of the Restated Certificate of Incorporation of the Corporation, as amended hereby, is restated to read in its entirety, as follows:

          FIRST:  The name of the Corporation is Endo Pharmaceuticals
          -----
Holdings Inc.

          SECOND: The address of the registered office of the Corporation in the
          ------
State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is the Corporation Trust Company.

          THIRD:  The purpose of the Corporation is to engage in any lawful
          -----
act or activity for which a corporation may be organized under the GCL as set forth in Title 8 of the Delaware Code.

          FOURTH: The total number of shares of capital stock which the
          ------
Corporation shall have authority to issue is 215,000,000 shares, consisting of

(i) 175,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and (ii) 40,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

          A.   Common Stock. Except as otherwise provided in this Article
               ------------
FOURTH or as otherwise required by law, shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

               1.   Voting Rights. Except as otherwise required by
                    -------------
applicable law, the holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's Common Stockholders.

               2.   Dividends. When and as dividends are declared thereon,
                    ---------
whether payable in cash, property or securities of the Corporation, the holders of Common Stock will be entitled to share equally, share for share, in such dividends.

          B.   Preferred Stock.  The Board of Directors is expressly authorized
               ---------------
to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to such mandatory or optional redemption at such time or times and at such price or prices, or, if appropriate, not subject to such mandatory or optional redemption, (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series, (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation, or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions.

          FIFTH: The following provisions are inserted for the management of the
          -----
business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation, as amended and restated from time to time (the "By-Laws").

          (3) The number of directors of the Corporation shall not be less than seven (7) nor more than eleven (11), the exact number of directors to be fixed from time to time by, or in the manner provided in, the By-Laws of the Corporation. The number of directors constituting the Board of Directors shall be fixed at nine (9) as of the date hereof. Election of directors need not be by written ballot unless the By-Laws so provide.

          (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

          SIXTH: The Corporation shall indemnify its directors and officers to
          -----
the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification fication shall continue as to a person who has ceased to be a director or officer of the Corpora tion and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce
                 --------  -------
rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SIXTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

          The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employ ees and agents of the Corporation similar to those conferred in this Article SIXTH to directors and officers of the Corporation.

          The rights to indemnification and to the advance of expenses conferred in this Article SIXTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

          Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

          SEVENTH: Meetings of stockholders may be held within or without the
          -------
State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws.

          EIGHTH: The Corporation hereby elects not to be governed by Section
          ------
203 of the GCL pursuant to Section 203(b)(3) therein.

          NINTH: The Corporation reserves the right to amend, alter, change or
          -----
repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          I, THE UNDERSIGNED, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 17th day of July, 2000.




                                   /s/ Jeffrey R. Black
                                   --------------------------------
                                   Name:  Jeffrey R. Black
                                   Title: Chief Financial Officer
                                          and Senior Vice President